                                                                     EXHIBIT 4.5


                               ACCELGRAPHICS, INC.

                                CONVERTIBLE NOTE
                               PURCHASE AGREEMENT

                                December 22, 1994

                                TABLE OF CONTENTS

                                                                                        Page
1.       Purchase and Sale of Promissory Note..........................................   1

         1.1      Sale and Issuance of  Subordinated Convertible Promissory Note.......   1

2.       Representations and Warranties of the Company.................................   1

         2.1      Organization, Good Standing and Qualification........................   1
         2.2      Capitalization.......................................................   2
         2.3      Subsidiaries.........................................................   2
         2.4      Authorization........................................................   2
         2.5      Valid Issuance of Securities.........................................   3
         2.6      Governmental Consents................................................   3
         2.7      Litigation...........................................................   3
         2.8      Patents and Trademarks...............................................   3
         2.9      Compliance with Other Instruments....................................   5
         2.10     Agreements; Action...................................................   5
         2.11     Disclosure...........................................................   6
         2.12     Rights of Registration and First Offer...............................   6
         2.13     Corporate Documents..................................................   6
         2.14     Title to Property and Assets.........................................   6
         2.15     No Financial Statements..............................................   6
         2.16     Employee Benefit Plans...............................................   6
         2.17     Tax Returns and Payments.............................................   7
         2.18     Insurance............................................................   7
         2.19     Labor Agreements and Actions.........................................   7

3.       Representations and Warranties of the Purchaser...............................   7

         3.1      Authorization........................................................   7
         3.2      Purchase Entirely for Own Account....................................   8
         3.3      Disclosure of Information............................................   8
         3.4      Investment Experience................................................   8
         3.5      Restricted Securities................................................   8
         3.6      Further Limitations on Disposition...................................   9
         3.7      Legends..............................................................   9
         3.8      Accredited Investor..................................................  10

4.       California Commissioner of Corporations.......................................  10

         4.1      Corporate Securities Law.............................................  10

5.       Conditions of Purchaser' Obligations at Closing...............................  10

         5.1      Representations and Warranties.......................................  10
         5.2      Performance..........................................................  10
         5.3      Compliance Certificate...............................................  10

         5.4      Qualifications.......................................................  10
         5.5      Proceedings and Documents............................................  10
         5.6      Opinion of Company Counsel...........................................  11
         5.7      Rights Agreement.....................................................  11
         5.8      Asset Purchase Agreement.............................................  11
         5.9      Board of Directors...................................................  11

6.       Conditions of the Company's Obligations at Closing............................  11

         6.1      Representations and Warranties.......................................  11
         6.2      California Qualification.............................................  11
         6.3      Asset Purchase Agreement.............................................  11

7.       Miscellaneous.................................................................  11

         7.1      Survival of Warranties...............................................  11
         7.2      Transfer; Successors and Assigns.....................................  12
         7.3      Governing Law........................................................  12
         7.4      Counterparts.........................................................  12
         7.5      Titles and Subtitles.................................................  12
         7.6      Notices..............................................................  12
         7.7      Finder's Fee.........................................................  13
         7.8      Expenses.............................................................  13
         7.9      Amendments and Waivers...............................................  13
         7.10     Severability.........................................................  13
         7.11     Entire Agreement.....................................................  14



EXHIBITS TO PURCHASE AGREEMENT

         Exhibit  A - Form of Amended and Restated Articles of Incorporation

         Exhibit  B - Form of Subordinated Convertible Promissory Note

         Exhibit  C - Schedule of Exceptions to Representations and Warranties

         Exhibit  D - Form of Rights Agreement

         Exhibit  E - Form of Asset Acquisition Agreement

         Exhibit  F - Form of Legal Opinion of Venture Law Group

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

         THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (the "AGREEMENT") is made and is effective as of December 22, 1994 by and between AccelGraphics, Inc., a California corporation (the "COMPANY") and Kubota Corporation, a Japanese corporation (the "PURCHASER").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       Purchase and Sale of Promissory Note.

                  1.1 Sale and Issuance of Subordinated Convertible Promissory Note.

                           (a) The Company shall adopt and file with the
Secretary of State of the State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "ARTICLES").

                           (b) Subject to the terms and conditions of this
Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing a subordinated convertible promissory note in substantially the form attached hereto as Exhibit B, carrying an initial aggregate principal amount of $3,300,000 (the "NOTE").

                           (c) The purchase and sale of the Note shall take
place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 10:00 a.m., on December 22, 1994, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING"). At the Closing, the Company shall deliver to the Purchaser an executed Note against delivery to the Company by the Purchaser of the aggregate purchase price therefor ($3,300,000), by wire transfer to the Company's designated bank account.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its busi ness as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.


                  2.2 Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                           (i) Preferred Stock. 8,000,000 shares of Preferred
Stock, of which 3,700,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding prior to the Closing. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Articles.

                           (ii) Common Stock. 12,000,000 shares of Common Stock,
1,213,750 shares of which are issued and outstanding immediately prior to the Closing.

                           (iii) Except for the conversion privileges of the
Series A Preferred Stock, the Note or as stated below, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved 1,336,250 shares of Common Stock for issuance, at the discretion of the Board of Directors, to officers, directors, employees and consultants pursuant to equity incentive plans adopted by the Board of Directors and approved by the Company's shareholders.

                  2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Rights Agreement in the form attached hereto as Exhibit D (the "RIGHTS AGREEMENT"), and the Asset Purchase Agreement in the form attached hereto as Exhibit E (the "ASSET PURCHASE AGREEMENT" and collectively with the Agreement and the Rights Agreement, the "AGREEMENTS"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Note, Series A Preferred Stock issuable upon conversion of the Note and the Common Stock issuable upon conversion of such Preferred Stock (the Note, the Series A Preferred Stock issuable upon conversion thereof, the Common Stock issuable upon conversion of such Preferred Stock and any other securities issuable upon conversion of the Note or any securities issuable upon conversion of such securities are collectively referred to as the "SECURITIES") has been taken or will be taken prior to the Closing (or has been or will be taken prior to conversion in the case of the Note), and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditor's rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

                  2.5 Valid Issuance of Securities. The Note that is being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, the terms of the Note, the Rights

Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 2.6 below, the Note will be issued in compliance with all applicable federal and state securities laws. The Series A Preferred Stock issuable upon conversion of the Note and the Common Stock issuable upon conversion of such Preferred Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Note and the Articles, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Note, the Rights Agreement and applicable state and federal securities laws and will be issued in compliance with all applicable federal and state securities laws.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder.

                  2.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  2.8 Patents and Trademarks. Immediately following the Closing, the Company will have sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

                  2.9      Compliance with Other Instruments.

                           (a) The Company is not in violation or default of any
provisions of its Articles or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                           (b) The Company has avoided every condition, and has
not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

                  2.10     Agreements; Action.

                           (a) There are no agreements, understandings or
proposed trans actions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                           (b) Except for agreements explicitly contemplated by
the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

                           (c) The Company has not (i) declared or paid any
dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (d) The Company is not a party to and is not bound by
any contract, agreement or instrument, or subject to any restriction under its Articles or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                           (e) The Company has not engaged in the past three (3)
months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                  2.11 Disclosure. The Company has fully provided the Purchaser with all the information which the Purchaser has requested for deciding whether to acquire the Securities and all information which the Company believes is reasonably necessary to enable such party to make such decision. No representation or warranty of the Company contained in this Agreement, the Exhibits attached hereto or any certificate furnished or to be furnished to the Purchaser at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  2.12 Rights of Registration and First Offer. Except as contemplated herein, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. At the Closing, the Company will enter into the Rights Agreement between the Company and the Purchaser.

                  2.13 Corporate Documents. The Articles and Bylaws of the Company are in the form provided to counsel for the Purchaser.

                  2.14 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.15 No Financial Statements. The Company has not prepared any balance sheet, income statement, statement of operations, statement of changes in financial position and shareholders' equity or other financial statement. The Company has no material assets other than its rights under this Agreement or as contemplated hereby. The Company has not engaged in any business, generated any revenues, entered into or become bound by any contracts, agreements or commitments of any kind (other than this Agreement and the commitments expressly provided for in this Agreement), in any case involving obligations of the Company in excess of $50,000 or any licenses or agreements regarding the trade secrets, copyrights, patents, technology or intellectual property owned by the Company or any third party.

                  2.16 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.17 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

                  2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                  2.19 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

                  2.21 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

                  3.1      Authorization.

                           (a) This Agreement constitutes its valid and legally
binding obligation, enforceable against the Purchaser in accordance with its terms.

                           (b) That all corporate action on the part of the
Purchaser, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Purchaser hereunder has been taken or will be taken prior to the Closing. The Purchaser further represents that the execution, delivery and performance of this Agreement and the other agreements contemplated hereby will not result in any violation of, be in conflict with or constitute a default under, any provisions of its charter documents or of any instrument, judgment, order, writ, decree or contract to which the Purchaser is a party or by which it is bound or, to the Purchaser's knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Purchaser.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement.

                  3.3 Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

                  3.4 Investment Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions so that Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company. The Purchaser, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Securities hereunder.

                  3.5 Restricted Securities. The Purchaser understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act of 1933, as amended only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

                           (a) There is then in effect a Registration Statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                           (b) (i) The Purchaser shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                           (c) Notwithstanding the provisions of paragraphs (a)
and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a constituent stockholder or constituent partner (including any constituent of a constituent) of the Purchaser, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

                  3.7 Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                           (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                           (b) Any legend required by the laws of the State of
California, including any legend required by the California Department of Corporations.

                           (c) Any legend required by the Blue Sky laws of any
other state to the extent such laws are applicable to the shares represented by the certificate so legended.

                  3.8 Accredited Investor.. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

         4.       California Commissioner of Corporations.

                  4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE

EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

         5. Conditions of Purchaser's Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  5.3 Compliance Certificate. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

                  5.4 Qualifications. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Securities to the Purchaser pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                  5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  5.6 Opinion of Company Counsel. The Purchaser shall have received from Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit F.

                  5.7 Rights Agreement. The Company and the Purchaser shall have executed and delivered the Rights Agreement.

                  5.8 Asset Purchase Agreement. The Company and Kubota Graphics Corporation shall have executed and delivered the Asset Purchase Agreement and all conditions to closing in such Asset Purchase Agreement shall have been satisfied or waived.

                  5.9 Board of Directors. The Board of Directors of the Company as of the Closing shall be comprised of Jeffrey W. Dunn, Nancy E. Bush, and a designee of the Purchaser, with two vacancies.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

                  6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 California Qualification. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to the Purchaser of the Securities or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

                  6.3 Asset Purchase Agreement. The Company and Kubota Graphics Corporation shall have executed and delivered the Asset Purchase Agreement and all conditions to closing in such Asset Purchase Agreement shall have been satisfied or waived.

         7. Miscellaneous.

                  7.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive for a period of one year the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

                  7.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in the United States of America as applied to agreements among California residents entered into and to be performed entirely within California.

                  7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 Notices.

                           (a) All notices, requests, demands and other
communications under this Agreement or in connection herewith shall be given to or made:

         If to the Purchaser, to:           Kubota Corporation
                                            2800 Lakeside Drive, Suite 131
                                            Santa Clara, CA  95054
                                            Attn: General Manager
                                            Phone:  (408) 727-9415
                                            Fax:  (408) 727-1428

         If to the Company, to:             AccelGraphics, Inc.
                                            2630 Walsh Avenue
                                            Santa Clara, CA  95051
                                            Attn:  President
                                            Phone: (408)987-5896
                                            Fax: (408)748-6392

                With a copy to:             Venture Law Group
                                            2800 Sand Hill Road
                                            Menlo Park, CA  94025
                                            Attn:  Michael W. Hall
                                            Phone: (415) 854-4488
                                            Fax:  (415) 854-1121

                           (b) All notices, requests, demands and other
communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                           (c) Any party may, by written notice to the other,
alter its address or respondent, and such notice shall be considered to have been given twenty (20) days after the airmailing, or one (1) day after the telexing or telecopying thereof.

                  7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible, except as set forth above.

                  The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.8 Expenses. Each of the Company and the Purchaser shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Securities, each future holder of all such Securities, and the Company.

                  7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  7.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

         IN WITNESS WHEREOF, the parties have executed this Convertible Note Purchase Agreement as of the date first above written.

COMPANY:                                     PURCHASER:

ACCELGRAPHICS, INC.                          KUBOTA CORPORATION

By: /s/ Jeffrey W. Dunn                      By: /s/ Osamu Okamoto
----------------------------------           ------------------------------
   Jeffrey W. Dunn, President

                                             Title:  Executive Managing Director

                              EXHIBIT A,B,D,E & F

                         refer to Tab 5, 10, 11, 3 & 14

                                    EXHIBIT C

            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

         Set forth below are exceptions to the representations and warranties of the Company made in Section 2 of the Convertible Note Purchase Agreement (the "AGREEMENT") dated as of December 22, 1994. All disclosures and exceptions are intended to modify all of the Company's representations and warranties, and the Section headings used below are for convenience only. Capitalized terms have the same meanings ascribed to them in the Agreement, unless otherwise specified.

         1. Section 2.2(iii) - Capitalization. The Company's directors and shareholders have authorized the reservation of up to 1,336,250 shares of Common Stock for issuance to employees, officers, directors and consultants pursuant to its 1994 Stock Plan (the "PLAN"). The Company intends to file a permit application with the Department of Corporations of California for a permit authorizing the issuance of 1,336,250 shares of Common Stock under the Plan.

         2. Section 2.8. The Company is taking title to its patents, copyrights, trade secrets and all other intangible assets and intellectual property rights pursuant to and subject to the Asset Acquisition Agreement in which Kubota Graphics Corporation has not given the Company any representation and warranty regarding the quality of the title, rights and interest of any of the Purchased Assets (as defined in the Asset Purchase Agreement) that the Company is acquiring. Accordingly, the representation and warranty contained in Section 7.8 of the Agreement is made only based on the Company's knowledge.

         3. Section 2.10(a) - Agreements. The Company has entered into Founder's Stock Purchase Agreement's with Jeffrey W. Dunn, member of the Company's Board of Directors and President of the Company, Nancy E. Bush, member of the Company's Board of Directors and Chief Financial Officer of the Company, and Greg Milliken, the Company's Vice President of Marketing, providing for the sale of the Company's Common Stock to such persons. Under the terms of each agreement, the Company has retained a right of first refusal to repurchase the stock should the founder attempt to sell such stock to another party. Furthermore, each Agreement contains a provision that the Company shall be entitled to repurchase the unvested portion of such founder's stock should the founder's employment or consulting relationship with the Company be terminated. Copies of the agreements have been provided to counsel for the Purchasers.

         4. Section 2.14 - Title to Property and Assets. Reference is made to the exception set forth in Section 2.8 above regarding the acquisition of the Company's assets pursuant to the Asset Acquisition Agreement. Accordingly, the representation and warranty contained in Section 2.14 of the Agreement is made only based on the Company's knowledge.

         5. Section 2.18 - Insurance. The Company has not yet retained a fire and casualty insurance policy. Promptly following Closing, the Company intends to obtain such a policy with extended coverage, sufficient in amount (subject to deductibles) to allow it to replace its properties that might be damaged or destroyed.


                                      C-1